Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report dated January 26, 2004 with respect to the consolidated financial statements of IDS Life Insurance Company in this Post-Effective Amendment No. 2 to the Registration Statement (Form N-4, No. 333-114888) for the registration of the American Express Retirement Advantage Plus(SM) Variable Annuity/Retirement Advisor Select Plus(SM) Variable Annuity offered by IDS Life Insurance Company.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP
Minneapolis, Minnesota
October 21, 2004